       1                                                         Exhibit 10.1(b)

                     AGREEMENT FOR SUPPLEMENTAL RETIREMENT BENEFITS



     This Agreement is entered into between PAYLESS CASHWAYS, INC. ("PCI") and DAVID STANLEY ("Officer") as of the 31st day of August, 1994.

     WHEREAS, the Officer has been designated as a Participant in the Payless Cashways, Inc. Supplemental Retirement Plan by virtue of his Officer status or designation by the Chief Executive Officer; and

     WHEREAS, the Officer consents to and accepts such benefits on the terms and conditions set forth below;

     NOW THEREFORE, PCI and the Officer hereby mutually agree as follows:

     1.     Description of Benefits
            -----------------------

            a. PCI agrees to provide such supplemental retirement benefits as are set forth in the attached Payless Cashways, Inc. Supplemental Retirement Plan (the "Plan"), which was effective January 1, 1988, as modified thereafter from time to time, and which Plan is hereby incorporated by reference as though fully set forth herein.

            b. Notwithstanding the foregoing and in accordance with Section
               3.1(b) of the Plan, the benefits set forth in said Plan are hereby modified with respect to the Officer as follows: None

            c. Except as modified above, the remaining terms and provisions of the Plan shall apply.

            d. The effective date of Participation in said Plan for the
               Officer shall be the 15th day of April, 1980.

     2.     Binding Effect
            --------------

            This Agreement constitutes a contractual obligation of PCI and any amendment hereto must be in writing and executed by both PCI and the Officer. To the extent that the terms and conditions of this Agreement conflict or are inconsistent with the terms and conditions of any written employment agreement which may now or hereafter exist between the Officer and PCI, the provisions of the agreement which has the terms most favorable to the Officer shall control.

     IN WITNESS WHEREOF, PCI and the Officer have executed this Agreement on the dates set forth below.


PAYLESS CASHWAYS, INC.                       OFFICER



s/E.J. Holland Jr.                           s/David Stanley
- -------------------------                    -------------------------
E. J. HOLLAND, JR.                           DAVID STANLEY
SR. VP-HUMAN RESOURCES

DATE: 9/10/94                                DATE: 9/13/94
      -------------------                          -------------------

                     NOTE TO SUPPLEMENTAL RETIREMENT BENEFITS AGREEMENT


Substantially identical agreements in all material respects except as to the parties thereto and the effective dates of participation in the Plan have also been approved. The additional parties and their respective participation dates are as follows: Harold Cohen - December 1, 1983, Larry P. Kunz - August 14, 1986, Susan M. Stanton - September 1, 1985, Gerald M. Buchen - November 28, 1993, Ronald H. Butler - September 30, 1991, Linda J. French - October 17, 1991, E.J. Holland, Jr. - June 30, 1992, Stephen A. Lightstone - November 1, 1983, Richard E. Nawrot - August 19, 1991, Richard G. Luse - August 31, 1994.